Exhibit 5.1

Hogan Lovells US LLP 100 International Drive Suite 2000 Baltimore, MD 21202 T +1 410 659 2700 F +1 410 659 2701 www.hoganlovells.com

August 27, 2020

Board of Directors
Rexahn Pharmaceuticals, Inc.
15245 Shady Grove Road, Suite 455
Rockville, Maryland 20850

Ladies and Gentlemen:

We are acting as counsel to Rexahn Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-4 (File No. 333-239702) (as may be amended from time to time, the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on July 6, 2020, relating to the proposed offering of up to 75,043,772 shares (as such number may be adjusted after giving effect to the Reverse Stock Split (as defined below)) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”), in connection with the consummation of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of June 17, 2020, by and among the Company, Ocuphire Pharma, Inc., a Delaware corporation (“Ocuphire”), and Razor Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as amended by that certain First Amendment to the Agreement and Plan of Merger and Reorganization, dated June 29, 2020 (as amended, the “Merger Agreement”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

The Shares covered by this letter include shares of Common Stock issuable upon effectiveness of the Merger in exchange for shares of common stock, par value $0.0001 per share, of Ocuphire that are (i) presently outstanding (the “Currently Outstanding Ocuphire Shares”), (ii) issued prior to the effectiveness of the Merger upon consummation of the transactions contemplated by that certain Amended and Restated Securities Purchase Agreement, dated as of June 29, 2020, by and among Rexahn, Ocuphire and the investors party thereto (the “Ocuphire Securities Purchase Agreement”) as described in the section of the Registration Statement entitled “Agreements Related to the Merger‑Pre-Merger Financing” (the “Securities Purchase Ocuphire Shares”), (iii) issued prior to the effectiveness of the Merger upon consummation of the transactions contemplated by that certain Note Conversion Agreement, dated as of June 8, 2020, by and among Ocuphire and the noteholders party thereto (the “Ocuphire Note Conversion Agreement”) as described in the section of the Registration Statement entitled “Agreements Related to the Merger‑Note Conversion Agreements” (the “Note Conversion Ocuphire Shares”), and (iv) issued prior to the effectiveness of the Merger upon the exercise of presently outstanding options (the “Assumed Ocuphire Options”) that will be assumed by the Company pursuant to Section 5.4(a) of the Merger Agreement (the “Ocuphire Option Shares”).

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs).  In rendering this opinion, we have assumed that prior to the issuance of any of the Shares, the Company’s Amended and Restated Certificate of Incorporation will be amended to effect a reverse stock split (the “Reverse Stock Split”) of between 1-for-3 to 1-for-5 as provided in the Registration Statement, with such ratio selected as provided in the Registration Statement under the caption “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split”. In addition, we have assumed that all other approvals referred to in the Registration Statement for the issuance of the Shares have become effective and that no shares of capital stock of the Company are issued or commitments to issue capital stock are made by the Company prior to consummation of the Merger, except as expressly permitted by the Merger Agreement or issued in exchange for currently outstanding warrants of the Company consistent with the assumptions used for purposes of the Calculation of the Registration Fee table in the Registration Statement.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.  We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(i)
The Shares issued pursuant to, as contemplated by, and subject to the terms and conditions of, the Merger Agreement in exchange for Currently Outstanding Ocuphire Shares, following (1) effectiveness of the Registration Statement and (2) effectiveness of the Merger pursuant to the Merger Agreement, will be validly issued, fully paid, and nonassessable.

(ii)
The Shares issued pursuant to, as contemplated by, and subject to the terms and conditions of, the Merger Agreement in exchange for Securities Purchase Ocuphire Shares, following (1) effectiveness of the Registration Statement, (2) effectiveness of the Merger pursuant to the Merger Agreement, and (3) the consummation of the transactions contemplated by the Ocuphire Securities Purchase Agreement as described in the section of the Registration Statement entitled “Agreements Related to the Merger‑Pre-Merger Financing”, will be validly issued, fully paid, and nonassessable.

(iii)
The Shares issued pursuant to, as contemplated by, and subject to the terms and conditions of, the Merger Agreement in exchange for Note Conversion Ocuphire Shares, following (1) effectiveness of the Registration Statement, (2) effectiveness of the Merger pursuant to the Merger Agreement, and (3) the consummation of the transactions contemplated by the Ocuphire Note Conversion Agreement as described in the section of the Registration Statement entitled “Agreements Related to the Merger‑Note Conversion Agreements”, will be validly issued, fully paid, and nonassessable.

(iv)
The Shares issued pursuant to, as contemplated by, and subject to the terms and conditions of, the Merger Agreement in exchange for the Ocuphire Option Shares, following (1) effectiveness of the Registration Statement, (2) effectiveness of the Merger pursuant to the Merger Agreement, (3) issuance of the Ocuphire Option Shares pursuant to, as contemplated by, and subject to the terms and conditions of, the applicable stock plan and the terms of the stock option agreement, employment agreement or other agreement by which such Assumed Ocuphire Option is evidenced, and (4) receipt of the consideration for the Ocuphire Option Shares specified in the applicable stock plan, stock option agreement, employment agreement or other agreement by which such Assumed Ocuphire Option is evidenced, will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP